Series Number: 1
For period ending: 6/30/12

48)	Investor, A, B, C & R
First $1 billion 0.902%
Next $1 billion 0.850%
Next $3 billion 0.820%
Next $5 billion 0.800%
Next $15 billion 0.787%
Next $25 billion 0.785%
Over $50 billion 0.784%

Institutional
First $1 billion 0.702%
Next $1 billion 0.650%
Next $3 billion 0.620%
Next $5 billion 0.600%
Next $15 billion 0.587%
Next $25 billion 0.585%
Over $50 billion 0.584%

72DD)                                1. Total income dividends for which record date passed during the period
                                           Investor Class                                           19,770
                                Institutional Class                                             6,765
                                2. Dividends for a second class of open-end company shares
                                A Class                                  2,004
                                B Class                                         3
           C Class                                     100
                                R Class                                         3

73A)                      1. Dividends from net investment income
                                Investor Class                                                                           $0.3150
                               Institutional Class                                                      $0.3447
                      2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.2779
        B Class                                           $0.1652
        C Class                                            $0.1667
        R Class                                                      $0.2409

74U)                                1. Number of shares outstanding (000's omitted)
                              Investor Class                                           62,174
                              Institutional Class                                           24,303

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                 6,723
                                    C Class                                                                     536
R Class                                      17

74V)                      1. Net asset value per share (to nearest cent)
                                Investor Class                                $14.39
                                Institutional Class                                $14.39

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                           $14.33
                                    C Class                                                                 $14.34
R Class                                 $14.36

Series Number: 2
For period ending: 6/30/12

48)                      Investor, A, C & R
0.950%

Institutional
0.750%

74U)                                1. Number of shares outstanding (000's omitted)
                              Investor Class                                           836
                              Institutional Class                                           748

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                 645
                                    C Class                                                                  267
R Class                                 267

74V)                      1. Net asset value per share (to nearest cent)
                                Investor Class                                $10.19
                                Institutional Class                                $10.20

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                           $10.18
                                    C Class                                                                 $10.15
R Class                                 $10.17